8

                                   _____Shares

                                  Common Stock

                           NEWCASTLE INVESTMENT CORP.

                             UNDERWRITING AGREEMENT

                                                                     July , 2003

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

Bear, Stearns & Co. Inc.
JMP Securities LLC
Lehman Brothers Inc.
UBS Securities LLC

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
North Tower, 10th Floor

New York, NY 10080

Ladies and Gentlemen:

         Newcastle Investment Corp., a corporation organized and existing under the laws of Maryland (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of shares (the "Firm Shares") of its common stock, par value $.01 per share, (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is acting as joint lead and sole bookrunning manager in connection with the offering and sale of the Shares (the "Offering").

         The Company and Fortress Investment Group LLC, a limited liability company organized and existing under the laws of Delaware and the manager of the Company (the "Manager"), each confirms as follows its agreements with the Underwriters.
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         1. Representations and Warranties.

         (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-106135), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Act"), of shares of Common Stock, which registration statement, as so amended, has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The Company, if required by the rules and regulations of the Commission (the "Rules and Regulations"), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act is hereafter called a "Preliminary Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

            (ii) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (a)(ii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use therein ("Underwriters' Information"). The parties acknowledge and agree that the Underwriters' Information consists solely of the list of Underwriters under the section "Underwriting" in the Prospectus and the material included in paragraphs five, nine, the second sentence of paragraph twelve and the first two sentences of paragraph thirteen under the caption "Underwriting" in the Prospectus.

            (iii) Ernst & Young LLP, the accountants who have certified the financial statements included in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

            (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

            (v) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

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            (vi) The amended and restated management and advisory agreement (the
"Management Agreement"), dated as of June 23, 2003, between the Company and the Manager has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

            (vii) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound and which is material to the business of the Company and its subsidiaries taken as a whole or (ii) violate or conflict with any provision of the charter, by-laws, limited liability company agreement or partnership agreement, as the case may be, of the Company or any of the subsidiaries listed on Schedule II hereto (the "Subsidiaries") or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. The Company has no other significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) that are not set forth on Schedule II. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, by the Registration Statement and by the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

            (viii) The Company has the authorized capitalization set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined) have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and

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(except as set forth in the Prospectus) are owned directly or indirectly by the
Company, free and clear of all liens, encumbrances, equities or claims; the Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

            (ix) The Company and each of the Company's subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership, limited liability company or real estate investment trust in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (collectively, "Governmental Licenses"), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to possess any such Governmental Licenses would not in the aggregate have a Material Adverse Effect; and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

            (x) Except as described in the Prospectus, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party, or any property of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

            (xi) Neither the Company nor any of its affiliates have taken nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

            (xii) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and condition and results of operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

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            (xiii) The pro forma financial statements, including the notes thereto, included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Rules and Regulations with respect to pro forma financial statements and include all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (xiv) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

            (xv) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xvi) No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

            (xvii) The Company is not, and upon consummation of the transactions contemplated hereby and in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (xviii) (A) The Company and its subsidiaries have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or any subsidiary, and good title to all other properties owned by them (collectively, the "Properties"), and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as hereinafter defined); (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company or its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the Properties and the assets of each of the Company and its subsidiaries insurance policies covering the risks and in amounts that are commercially reasonable for the Properties and the types of assets owned by the Company and its subsidiaries and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and neither the Company nor any of its subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened, litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds the Properties, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries of the continued possession of the leased or subleased premises under any such lease or sublease. "Permitted Encumbrance" shall mean (a) liens on Properties securing any of the Company or any subsidiaries obligations, (b) other liens which are expressly described in the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Prospectus.

            (xix) Except as disclosed in the Prospectus or as would not have a Material Adverse Effect: (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as hereinafter defined) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (B) neither the Company nor any of its subsidiaries has during the period of its ownership caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Company or any of its subsidiaries adjacent to, any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, or give rise to the imposition of any Lien (as hereinafter defined) under any Environmental Law; (C) neither the Company nor any of its subsidiaries is engaged in any manufacturing at the Properties that (1) requires the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental
Laws) or (2) requires permits or is otherwise regulated pursuant to

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any Environmental Law; (D) neither the Company nor any of its subsidiaries has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Company nor any of its subsidiaries has received any notice from any Governmental Authority (as hereinafter defined) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property is included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company or any of its subsidiaries received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and (G) there are no underground storage tanks located on or in any Property which have not been disclosed to the Underwriters.

         As used herein, the term "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C.
Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground

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storage tanks) or other receptacles containing or previously containing any
Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

            (xx) The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such entity is obligated to withhold from amounts owning to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' federal, state, or other taxes is pending or, to the best of the Company's knowledge, threatened which could reasonably be expected in the aggregate to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

            (xxi) The Shares are registered pursuant to Section 12(g) of the Exchange Act and have been approved for listing, subject to notice of issuance, on the New York Stock Exchange, Inc. (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

            (xxii) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations and which have not been so described or filed.

            (xxiii) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be,
(ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) above any violation or default that would not have a Material Adverse Effect.

            (xxiv) The Company and each of its subsidiaries own or possess adequate right to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus, except where the failure to own or possess such right would not in the aggregate have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others which claim, if the subject of an unfavorable decision, ruling or judgment, could in the aggregate reasonably be expected to result in a Material Adverse Effect.

            (xxv) No labor disturbance by the employees of the Company, the Manager or any of their respective subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect.

            (xxvi) The Company does not have, and does not anticipate incurring any liabilities under, the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

            (xxvii) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

            (xxviii) Commencing with its taxable year ended December 31, 2002, the Company has been, and upon the sale of the Shares, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

         (b) Representations and Warranties of the Manager. The Manager represents and warrants to each of the Underwriters that:

            (i) The information in the sections "Fortress Investment Group LLC" and "Principals of Fortress Investment Group" under the caption "Fortress Investment Group and our Management Agreement" in the Prospectus is true and correct in all material respects.

            (ii) The Manager has been duly organized and is validly existing as a limited liability company and is in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. The Manager has all requisite power and authority, and all necessary Governmental Licenses, to own, lease and operate its properties and conduct its business as it is now being conducted, except where the failure to possess such Governmental Licenses will not in the aggregate have a Material Adverse Effect, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

            (iii) This Agreement and the Management Agreement have each been duly and validly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

            (iv) The Manager is not (i) in violation of its charter or limited liability company agreement or (ii) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Manager or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Manager or any of its subsidiaries or any of their properties or assets, except in the case of (ii) above any default or event that would not have a Material Adverse Effect.

            (v) Except as described in the Prospectus, there is no legal or governmental proceeding to which the Manager or any of its subsidiaries is a party, or of which any property of the Manager or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the best of the Manager's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

            (vi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder which have not been made or the failure of which to have been made in the aggregate would not have a Material Adverse Effect.

            (vii) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or the rules and regulations thereunder, from acting under the Management Agreement as contemplated by the Prospectus.

            (viii) With respect to each taxable year ended December 31, 1998, 1999, 2000, 2001 and 2002, Newcastle Investment Holdings Corp. ("NIH"), a corporation organized and existing under the laws of the State of Maryland, has operated, and currently intends to operate, in such a manner as to qualify to be taxed as a REIT under the Code. NIH qualified as a REIT for its taxable years ended December 31, 1998, 1999, 2000, 2001 and 2002.

         2. Purchase, Sale and Delivery of the Shares.

         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_____ , the number of Firm Shares set forth opposite the respective names of the Underwriters on Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019 ("Underwriters' Counsel"), or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 10 hereof) after the determination of the initial public offering price of the Shares, or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date").

                  Payment for the Shares shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company upon delivery of certificates for the Shares to you through the facilities of the Depository Trust Company for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         (c) In addition, the Company hereby grants to the Underwriters the
option to purchase up to           Additional Shares at the same purchase price
per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as Merrill Lynch in its sole discretion shall make.

                  Payment for the Additional Shares shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company at the offices of Underwriters' Counsel, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         3. Offering.

         (a) Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

         4. Covenants.

         (a) Covenants of the Company. The Company covenants and agrees with the Underwriters that:

            (i) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                  The Company will notify you (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

            (ii) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Rules and Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

            (iii) The Company will promptly deliver to each of the Underwriters and Underwriters' Counsel a copy of the Registration Statement, including all consents and exhibits filed therewith and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter the Company will furnish the Underwriters with copies of the Prospectus in such quantities as you may reasonably request.

            (iv) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

            (v) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

            (vi) During the period of 90 days from the date of the Prospectus, the Company will not, directly or indirectly, without Merrill Lynch's prior written consent, (a) issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock
(i) upon the
exercise of presently outstanding options; (ii) in connection with acquisitions by the Company or a subsidiary, and (iii) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof or (b) file a registration statement under the Act registering shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest in shares of Common Stock, except for (i) a registration statement on Form S-8 with respect to shares of Common Stock issuable under the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, as amended from time to time, and (ii) a registration statement on Form S-3 filed on or after October 10, 2003.

            (vii) During the period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company are listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

            (viii) The Company will apply the net proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

            (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE.

            (x) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company's shareholders to remain so qualified.

         (b) Covenant of the Manager. The Manager covenants with each Underwriter and with the Company that, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, and the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare an amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

         5. Payment of Expenses.

         (a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of producing any Agreement among Underwriters, this Agreement, the Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(a)(iv) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing the Shares on the NYSE;
(v) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters) and (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares. The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section 5 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, Section 9(a)(i) or the first clause of Section 9(a)(iii) hereof, the Company shall, subject to demand by you, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection herewith.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Manager herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company and the Manager of their respective obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Registration Statement shall have become effective and all stock exchange approval has been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Rules and Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with
Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

         (b) At the Closing Date you shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom llp, counsel for the Company and the Manager, dated the Closing Date and based upon certificates containing certain factual representations and covenants of the Company, addressed to the Underwriters substantially in the form attached hereto as Annex I.

         (c) At the Closing Date you shall have received the written opinion of Piper Rudnick LLP, special Maryland counsel to the Company, dated the Closing Date, addressed to the Underwriters substantially in the form attached hereto as Annex II.

         (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Underwriters' Counsel may rely upon the opinion of Piper Rudnick LLP as to matters of Maryland law.

         (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1(a) hereof are accurate, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

         (f) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Manager, dated the Closing Date to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Manager set forth in Section 1(b) hereof are accurate, (ii) as of the Closing Date, the obligations of the Manager to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the date of the Registration Statement and Prospectus, there has not been any material adverse change in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Manager and its subsidiaries taken as a whole that could reasonably be expected in the aggregate to have a Material Adverse Effect.

         (g) At the time this Agreement is executed, you shall have received a letter agreement from the Manager and Fortress Principal Investment Holdings LLC ("FPIH"), and each director, officer or related party of the Company and the Manager designated by you and listed on Schedule III hereto, substantially in the forms attached hereto as Annex III and Annex IV, respectively.

         (h) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Ernst & Young llp, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel.

         (i) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

         (j) At the Closing Date, the Shares shall have been approved for listing on the NYSE upon notice of issuance.

         (k) The Company shall have complied with the provisions of Section 4(a)(iii) hereof with respect to the furnishing of prospectuses.

         (l) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (m) The Company shall have furnished the Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of the Additional Shares on an Additional Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Additional Shares, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Date or such

Additional Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 11 shall survive any such termination and remain in full force and effect.

         7. Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The parties agree that such information provided by any Underwriter through Merrill Lynch consists solely of the material referred to in the last sentence of Section 1(a)(ii) hereof. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver the Prospectus (as then amended or supplemented, provided to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The parties agree that such information provided by any Underwriter through Merrill Lynch consists solely of the material referred to in the last sentence of Section 1(a)(ii) hereof.

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule I hereto and not joint.

         9. Termination of Agreement.

         (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date or any Additional Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, the NASD or any other governmental authority having jurisdiction, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 11 shall survive such termination and remain in full force and effect.

         10. Default by an Underwriter.

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

         (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

         (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

      11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Manager contained in this Agreement, including the agreements contained in
Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Manager, any of their respective officers, directors, partners or members or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in this Section 11 and Sections 5, 7 and 8 hereof shall survive the termination of this Agreement, including termination pursuant to Section 5 or 10 hereof.

      12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

      (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, NY 10080, Attention: , with a copy to Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019,
Attention: J. Gerard Cummins;

      (b) if sent to the Company or the Manager, shall be mailed, delivered, or faxed and confirmed in writing c/o Fortress Investment Group, 1251 Avenue of the Americas, New York, New York 10020, Attention: Randal A. Nardone, Secretary, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036-6522, Attention: David J. Goldschmidt;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

      13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Manager and the controlling persons, directors, officers, employees and agents referred to in
Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

      15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.


                            [signature page follows]

      If the foregoing correctly sets forth the understanding between you, on the one hand, and the Company and the Manager, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                 Very truly yours,

                                 NEWCASTLE INVESTMENT CORP.



                                 By:
                                      ----------------------------------
                                      Name:
                                      Title:


                                 FORTRESS INVESTMENT GROUP LLC, solely with
                                   respect to Sections 1(b), 4(b), 6(f) and (g), 11 and 13



                                 By:
                                      ----------------------------------
                                      Name:
                                      Title:

Accepted as of the date first above written

MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
BEAR, STEARNS & CO INC.
JMP SECURITIES LLC
LEHMAN BROTHERS INC.
UBS SECURITIES LLC

By:  Merrill Lynch, Pierce, Fenner & Smith
               Incorporated


By:
     -------------------------------
     Name:
     Title:

On behalf of itself and the other Underwriters named in Schedule I hereto.

                                  SCHEDULE I

                                                                      Number of
                                                                  Additional Shares
                                                                       to be
                                         Total Number of Firm       Purchased if
                                             Shares to be          Maximum Option
Name of Underwriter                           Purchased              Exercised
-------------------                           ---------              ---------


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Bear, Stearns & Co. Inc.............
JMP Securities LLC..................
Lehman Brothers Inc.................
UBS Securities LLC..................      -----------------         -----------------
      Total.........................
                                          =================         =================

                                 SCHEDULE II

                                 Subsidiaries

Fortress Realty Holdings Inc.
Commercial Asset Holdings LLC
Fortress CBO Investments I Corp.
Fortress CBO Holdings I Inc.
Newcastle CDO I Corp.
Fortress CBO Investments I, Ltd.
Newcastle CDO I, Ltd.
Fortress Asset Trust
LIV Holdings LLC
Monterrey Belgium S.A.
Monterrey B.V.
Karl S.A.
Steinhage B.V.
Beta Invest s.p.r.l.
Alpha Invest s.p.r.l.
Seminole s.p.r.l.
Melodicum s.p.r.l.
Polytrophus s.p.r.l.
Centrum Invest s.p.r.l.
Trealen s.p.r.l.
Fortress Finance (Belgium) s.p.r.l.
NIC Holdings I LLC
Newcastle CDO Holdings LLC
Impac Commercial Holdings, Inc.
Impac Commercial Assets Corporation
Impac Commercial Capital Corporation
Newcastle CDO II Holdings LLC
Newcastle CDO II, Ltd.
Newcastle CDO II Corp.
NIC TRS Holdings, Inc.

                                 SCHEDULE III


              Executive Officers, Directors and Related Persons



Wesley R. Edens

David J. Grain

Stuart A. McFarland

David K. McKown

Peter M. Miller

Kenneth M. Riis

Jonathan Ashley

Debra A. Hess

Erik P. Nygaard

Randal A. Nardone

Peter L. Briger, Jr.

Robert I. Kauffman

Michael E. Novogratz

                                   ANNEX I

     Form of Opinion of Counsel to be delivered pursuant to Section 6(b)

      1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

      2. The Company has the status in the jurisdictions set forth in Schedule _______hereto opposite the jurisdiction set forth therein as of the date listed on such Schedule _________.

      3. The Subsidiaries listed on Schedule __________ hereto have the status set forth in Schedule _____ hereto opposite the jurisdiction set forth therein as of the respective dates set forth on Schedule ___.


      4. Fortress Investment Group LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

      5. The Manager has the power and authority to execute and deliver the Underwriting Agreement and to consummate the transactions to be consummated by such party contemplated thereby.

      6. The Underwriting Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and the Underwriting Agreement has been duly authorized, executed and delivered by the Manager.

      7. The execution and delivery by the Company of the Underwriting Agreement, and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares, will not (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

      8. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

      9. To our knowledge, there are no legal or governmental proceedings pending or threatened in writing to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed, and, to our knowledge, there are no contracts to which the Company or any of its subsidiaries is a party that are required to be filed as an exhibit to the Registration Statement pursuant to Item 601 of Regulation S-K of the Rules and Regulations which have not been filed as required.

      10. The form of certificate used to evidence the Common Stock complies in all material respects with the applicable requirements of the New York Stock Exchange, Inc.

      11. The issuance and sale of the Securities by the Company are not subject to any preemptive rights or any similar rights arising under any Applicable Contract.

      12. The statements in the Prospectus under the caption "Underwriting," insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

      13. The statements set forth in the Prospectus under the caption "ERISA Considerations" insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects.

      14. Although the discussion set forth in the Registration Statement under the caption "Federal Income Tax Considerations" does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of the Common Stock of the Company, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of the Company's Common Stock, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of the Company's Common Stock by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Tax Considerations" as applied to any particular holder.

      15. The Company is not, and solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Prospectus will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

      16. Commencing with the Company's initial taxable year that ended December 31, 2002, the Company was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, the Company's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

      17. The Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, except that in each case we do not express any opinion as to the financial statements and schedules and other financial data included therein or excluded therefrom, or the exhibits thereto, and, except to the extent expressly stated in paragraphs 14, 15 and 16, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

      For purposes of these opinions, "Applicable Contracts" means those agreements or instruments identified in Schedule I hereto. "Applicable Laws" means the rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), without our having made any special investigation as to the applicability of any specific law, rule or regulation. "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any other party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties. "Applicable Orders" means those
judgments, orders or decrees identified on Schedule   hereto.

      In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Manager, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

                                   ANNEX II

     Form of Opinion of Counsel to be delivered pursuant to Section 6(c)


      1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department and Assessments and Taxation of the State of Maryland.

      2. The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" and "Description of Capital Stock."

      3. All of the Company's issued and outstanding shares of common stock have been duly and validly authorized and issued, are fully paid and non-assessable and are not now in violation of or subject to any preemptive or similar rights arising under Maryland law, the Charter or the Bylaws.

      4. The Shares have been duly authorized and, when issued in accordance with the Underwriting Agreement and upon payment therefor in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive right arising under Maryland law, the Charter or the Bylaws.

      5. The Shares conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Securities."

      6. The Company has the corporate power (i) to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and (ii) to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder.

      7. The Underwriting Agreement has been duly authorized, executed and, so far as is known to us, delivered by the Company.

      8. The Management Agreement has been duly authorized, executed and, so far as is known to us, delivered by the Company.

      9. The form of certificate used to evidence the Shares complies in all material respects with the Maryland General Corporation Law and with any applicable requirements of the Charter and the Bylaws.

      10. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated thereby by the Company do not and will not violate any provision of the Charter or the Bylaws of the Company, or, so far as is known to us, any judgment, decree, order, statute, rule or regulation of any court or any public, government or regulatory agency or body of the State of Maryland having jurisdiction over the Company or any of its properties or assets.

      11. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body of the State of Maryland having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of the Underwriting Agreement or the consummation of the transactions contemplated thereby.

           The statements under the captions "Important Provisions of Maryland Law and of Our Charter and Bylaws," and "Description of Securities" in the Prospectus and in Item 34 of Part II of the Registration Statement, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate and fair in all material respects.

                                    ANNEX III


                 Form of Lock-Up Agreement for Manager and FPIH


                                                                    July  , 2003


Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Bear, Stearns & Co. Inc.
JMP Securities LLC
Lehman Brothers Inc.
UBS Securities LLC

c/o Merrill Lynch & Co. Inc.
    Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
    World Financial Center
    North Tower, 10th Floor
    New York, NY 10080

    Attention:



          Re: Proposed Public Offering by Newcastle Investment Corp.


Ladies and Gentlemen:

      We refer to the proposed Underwriting Agreement (the "Underwriting Agreement") between Newcastle Investment Corp., a Maryland corporation (the "Company"), and you as the Underwriters (the "Underwriters") named therein, relating to the underwritten public offering (the "Offering") of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

      In order to induce you to enter into the Underwriting Agreement, the undersigned, the manager of the Company/an affiliate of the manager of the Company, hereby agrees that, during a period of 90 days from the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security provided, however, that the foregoing shall not prohibit (i) the transfer or other distribution of a Relevant Security beneficially owned by the undersigned to its members so long as the transferee of such securities agrees to be bound by the provisions of this agreement and confirms that such transferee is in compliance with the terms of this letter agreement as if such transferee had been bound by this letter agreement from the original date of this letter agreement.

      The undersigned hereby further agrees that, during the Lock-up Period, the undersigned (x) will not participate as a selling security holder in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security owned by the undersigned and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

      The Company is not a party to or an intended beneficiary of this letter agreement and has no right or obligation to enforce any of its terms.

      This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

      Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.


                              Very truly yours,

                              [NAME OF ENTITY]


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


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
                                    ANNEX IV

                          Form of Lock-Up Agreement for
                Executive Officers, Directors and Related Persons
                         of the Company and the Manager




                                                                    July  , 2003

Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Bear, Stearns & Co. Inc.
JMP Securities LLC
Lehman Brothers Inc.
UBS Securities LLC

c/o Merrill Lynch & Co. Inc.
    Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
    World Financial Center
    North Tower, 10th Floor
    New York, NY 10080

    Attention:



          Re: Proposed Public Offering by Newcastle Investment Corp.


Ladies and Gentlemen:

      We refer to the proposed Underwriting Agreement (the "Underwriting Agreement") between Newcastle Investment Corp., a Maryland corporation (the "Company"), and you as the Underwriters (the "Underwriters") named therein, relating to the underwritten public offering (the "Offering") of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

      In order to induce you to enter into the Underwriting Agreement, the undersigned, an officer and/or director of the Company or its manager, Fortress Investment Group LLC, hereby agrees that, during a period of 90 days from the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that the foregoing shall not prohibit
(i) any pledge of a Relevant Security beneficially owned by the undersigned in connection with any loan agreement entered into prior to the date hereof (an "Existing Pledge") between the undersigned and a financial institution for a loan that is recourse to the undersigned (a "Recourse Loan") or (ii) any future pledge of any Relevant Securities currently subject to an Existing Pledge made in connection with a Recourse Loan. Notwithstanding the restrictions noted above, the undersigned may transfer any Relevant Security for no value or without consideration for charitable or estate planning purposes so long as the transferee of such securities agrees to be bound by the provisions of this agreement and confirms that such transferee is in compliance with the terms of this letter agreement as if such transferee had been bound by this letter agreement from the original date of this letter agreement. As used herein "Relevant Security" means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

      The undersigned hereby further agrees that, during the Lock-up Period, the undersigned (x) will not file or participate as a selling security holder in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

      The Company is not a party to or an intended beneficiary of this letter agreement and has no right or obligation to enforce any of its terms.

      This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

      Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.


                              Very truly yours,


                              -------------------------------------------

                              Print Name:
                                          -------------------------------


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